As filed with the Securities and Exchange Commission on __________________, 2000
                                         Registration No. 333-__________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            NORTH COAST ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                       34-1594000
-----------------------------------        ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)




                                1993 Case Parkway
                           Twinsburg, Ohio 44087-2343
          (Address of Principal Executive Offices, including Zip Code)
                                    --------
            NORTH COAST ENERGY, INC. 1999 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)
                                    --------
                                            With a copy to:
                                            --------------
  Thomas A. Hill                            Gregory S. Harvey, Esq.
  Secretary and General Counsel             Calfee, Halter & Griswold LLP
  North Coast Energy, Inc.                  1400 McDonald Investment Center
  1993 Case Parkway                         800 Superior Avenue
  Twinsburg, Ohio  44087-2343               Cleveland, Ohio 44114
  (330) 425-2330                            (216) 622-8200

                 (Name, Address and Telephone Number, including
                        Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                          Amount             Proposed maximum         Proposed maximum             Amount of
Title of securities                       to be              offering price           aggregate offering           registration
to be registered                        registered           per share (1)            price (1)                    fee
- ---------------------------------------------------------------------------------------------------------------------------------

Common Shares, without par value         400,000 (2)             $4.00                  $1,600,000                  $423.00

-----------------------------------------------------------------------------------------------------------------------------------

FN:

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the Common Shares of North Coast Energy, Inc. reported on the Nasdaq SmallCap Market on August 7, 2000.

(2) The 400,000 Common Shares being registered are issuable upon exercise of options to be granted pursuant to the North Coast Energy, Inc. 1999 Employee Stock Option Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As specified by Rule 428(b)(1) of the Securities Act of 1933, documents containing the information specified in Part I of this Registration Statement will be sent or given to each person who holds outstanding options issued under the Company's employee benefit plan identified on the cover of this Registration Statement. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents of North Coast Energy, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

         2. The description of the Company's Common Shares, without par value (the "Common Shares"), contained in the Company's Registration Statement on Form S-1, with an effective date of October 4, 1989 (File No. 33-24656), and any amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware General Corporation Law Section 145 provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity with another corporation or enterprise, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.

         Article VIII of the Company's Certificate of Incorporation implicitly provides for the indemnification of Directors and officers against certain liabilities to the maximum extent permitted by Delaware law by authorizing corporate action to be taken to limit or eliminate personal liability of Directors.

         The Company has purchased a Directors and Officers Liability Insurance Policy, which insures the Directors and officers of the Company against certain liabilities incurred in the performance of their duties.

         As of August 30, 1988, the Registrant entered into Indemnification Agreements with each of its Directors and executive officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. In the Indemnification Agreements, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless the Director or executive officer to the maximum extent then authorized or permitted by the provisions of the Company's Certificate of Incorporation, the General Corporation Laws of Delaware, or by any amendment(s) thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.   UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) or the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Twinsburg, State of Ohio, on this 31st day of July, 2000.

                            NORTH COAST ENERGY, INC.


                              By: /s/ Omer Yonel
                              ----------------------
                              Omer Yonel, Chief Executive
                              Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 31st day of July, 2000.

Signature                    Title                                               Date
---------                    -----                                               ----

/s/ Omer Yonel               Chief Executive Officer and Director                July 31, 2000
---------------------        (principal executive officer)
Omer Yonel

/s/ Garry Regan              President and Director                              July 31, 2000
---------------------
Garry Regan

/s/ Ron Huff                 Chief Financial Officer                             July 31, 2000
---------------------        (principal accounting and financial officer)
Ron Huff

---------------------        Chairman of the Board and Director                  July __, 2000
Carel W. J. Kok

/s/ Cok Van Der Horst        Director                                            August 4, 2000
--------------------
Cok van der Horst

/s/ Jos J. M. Smits          Director                                            July 31, 2000
--------------------
Jos J. M. Smits

/s/ Ralph L. Bradley         Director                                            August 8, 2000
--------------------
Ralph L. Bradley

/s/ C. Rand Michaels         Director                                            July 31, 2000
--------------------
C. Rand Michaels


                                  EXHIBIT INDEX

     Exhibit Number              Exhibit Description
     --------------              -------------------


         4.1 Certificate of Incorporation of the Company is incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form S-1 (Reg. No. 33-24656).

         4.2 North Coast Energy, Inc. 1999 Employee Stock Option Plan is incorporated herein by reference to Exhibit 10.21 of the Company's Annual Report on Form 10-K for the period ended March 31, 2000.

         5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered.

         23.1     Consent of Hausser + Taylor, LLP.

         23.2     Consent of Calfee, Halter & Griswold LLP (included in Exhibit
                  5.1).












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